SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Zanker Road

San Jose, California

95112

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 4, 2012, Integrated Silicon Solution, Inc., a Delaware corporation (the “Company”), completed the purchase of approximately 2.85 acres of land and an approximately 55,612 square foot building located at 1623 Buckeye Drive, Milpitas, California (collectively, the “Property”) from Scott M. Cooley (the “Seller”), as described in the Purchase and Sale Agreement dated July 30, 2012 between the Company and the Seller with addendum (the “Purchase Agreement”). The Company plans to relocate its headquarters to this location prior to the expiration of its current lease in June 2013. The purchase price was approximately $6,500,000, which was financed through a combination of cash and a bank loan in the amount of $4,875,000 (the “Loan”). The Loan has a maturity date of November 30, 2017 and is secured by the Property and an assignment of all leases and rents relating to the Property. The Loan is subject to customary events of default, including defaults in the payment of principal and interest.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated July 30, 2012, between Scott M. Cooley and Integrated Silicon Solution, Inc. with addendum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: December 5, 2012	/s/ John M. Cobb
John M. Cobb
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated July 30, 2012, between Scott M. Cooley and Integrated Silicon Solution, Inc. with addendum.